UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2020

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-38317 (Commission file number)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Securities Registered Pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d) Effective December 22, 2020, Ms. Renu Agrawal, age 57, was appointed to the Board of Directors of Luther Burbank Corporation (the “Company”). Ms. Agrawal was also appointed to the Audit and Risk Committee of the Company’s Board of Directors. Ms. Agrawal was employed by Wells Fargo & Co. (NYSE: WFC) from 2006 through 2019, most recently as Executive Vice President and Chief Operating Officer of the Financial Institutions Group.
Ms. Agrawal has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K as of the date of this Current Report on Form 8-K. Ms. Agrawal has no arrangements or understandings with any other person pursuant to which she was appointed as director, and no family relationship with any director or executive officer of the Company.
On December 22, 2020, the Company issued a press release regarding Ms. Agrawal’s appointment. The press release is filed with this report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated December 22, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: December 23, 2020	By: /s/ Liana Prieto
Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary